EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bioheart, Inc. (the "Company") on Form 10-K/A for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mike Tomas, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report together with the information presented in the Company’s annual report on 10-K, filed with the Securities and Exchange Commission on March 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report together with the information presented in the Company’s annual report on 10-K, filed with the Securities and Exchange Commission on March 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Mike Tomas
Mike Tomas
Chief Executive Officer, Principal Financial Officer
and Principal Accounting Officer
August 11, 2010

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.